Exhibit 99.10

FOR IMMEDIATE RELEASE: GENCOR RELEASES FISCAL 2007 THIRD QUARTER RESULTS

August 23, 2007- Gencor Industries, Inc., announced a Net Income of $5.6 million or $.59 per diluted share for the three months ended June 30, 2007, and Net Income of $17.6 million or $1.81 per diluted share for the nine months ended June 30, 2007. Net income for the three months ended June 30, 2006, was $.1 million or $.01 per share on a diluted basis, and Net Income for the nine months ended June 30, 2006, was $11.9 million or $1.19 per share on a diluted basis. Income before taxes for the nine months ended June 30, 2007, included cash distributions of $19.9 million from synthetic fuel investees and the nine months ended June 30, 2006 included cash distributions of $14.5 million from synthetic fuel investees. Income before taxes for the three months ended June 30, 2007, included cash distributions of $4.8 million from synthetic fuel investees. There were no synthetic fuel distributions in the third quarter of fiscal 2006. Future distributions from these entities depend upon the production of these operations continuing to qualify for tax credits under Section 29 of the Internal Revenue Code and the ability to economically produce and market synthetic fuel produced by the plants. One of the contingencies related to future benefits from these entities is based on the average price of crude oil. Per a provision of Section 29, if the average price of crude oil reaches a certain level, the tax credits will terminate. The existing tax credit legislation is scheduled to expire at the end of calendar year 2007. Any one of the above eventualities may interrupt, reduce, or terminate further distributions.

E.J. Elliott, Gencor’s Chairman, stated, “We are pleased with our 14% year-to-date sales increase as the highway construction spending remained strong. Operating income for the nine months increased from $2.9 million in 2006 to $6.3 million (over 10% of Net revenues) for the nine months ended June 30, 2007, as our margins increased on the higher volume of product being produced at our two domestic operations. Income before taxes was also enhanced by the distributions from our synthetic fuels investees. We look forward to continuous growth and we continue to evaluate opportunities to expand our existing businesses.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications. This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see Item 2, “Management’s Discussion and Analysis of Financial Position and Results of Operations,” in our Annual Report on Form 10-K for the year ended September 30, 2006: (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Position and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this Report. We do not undertake to update any forward-looking statement, except as required by law.